Filed Pursuant to Rule 433
                                                         File No.: 333-130543-01

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $802,342,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $802,342,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-NC1
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                        New Century Mortgage Corporation
                                   Originator

                     Wells Fargo Bank, National Association
                                    Servicer




               Mortgage Pass-Through Certificates, Series 2006-NC1






--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

 Transaction Summary

                                                            Avg. Life to      Mod. Dur. to
        Expected      Expected Ratings           Interest       Call/            Call/
Class   Amount(1)       (S&P/Moody's)    Index     Type     Mty(yrs)(2)(3)   Mty(yrs)(2)(3)(4)   Payment Window to Call/Mty(2)(3)
-----   -----------   ----------------   -----   --------   --------------   -----------------   --------------------------------
 A-1    360,025,000       AAA/Aaa         1mL    Floating    1.00 / 1.00        0.96 / 0.96       05/06 - 06/08 / 05/06 - 06/08
 A-2    158,409,000       AAA/Aaa         1mL    Floating    3.00 / 3.00        2.74 / 2.74       06/08 - 08/10 / 06/08 - 08/10
 A-3    171,822,000       AAA/Aaa         1mL    Floating    6.58 / 7.62        5.46 / 6.05       08/10 - 05/14 / 08/10 - 05/24
 M-1     49,996,000        AA/Aa2         1mL    Floating    5.34 / 5.86        4.52 / 4.83       06/09 - 05/14 / 06/09 - 04/20
 M-2     37,496,000         A/A2          1mL    Floating    5.32 / 5.70        4.49 / 4.71       05/09 - 05/14 / 05/09 - 06/18
 M-3     10,483,000        A-/A3          1mL    Floating    5.31 / 5.40        4.47 / 4.52       05/09 - 05/14 / 05/09 - 08/15
 B-1      5,644,000      BBB+/Baa1        1mL    Floating    5.09 / 5.09        4.26 / 4.26       05/09 - 01/14 / 05/09 - 01/14
 B-2      4,435,000       BBB/Baa2        1mL    Floating    4.63 / 4.63        3.94 / 3.94       05/09 - 09/12 / 05/09 - 09/12
 B-3      4,032,000      BBB-/Baa3        1mL    Floating    3.65 / 3.65        3.15 / 3.15       05/09 - 03/11 / 05/09 - 03/11



        Initial Credit
         Enhancement
Class      Level(5)
-----    -------------
 A-1          14.40%
 A-2          14.40%
 A-3          14.40%
 M-1           8.20%
 M-2           3.55%
 M-3           2.25%
 B-1           1.55%
 B-2           1.00%
 B-3           0.50%


        (1)   Subject to a variance of plus or minus 5%.
        (2)   Assumes 10% optional clean-up call is exercised.
        (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
        (4)   Assumes pricing at par.
        (5)   Includes 0.50% overcollateralization.

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class
B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------

Issuer:                          Securitized Asset Backed Receivables LLC Trust
                                 2006-NC1

Depositor:                       Securitized Asset Backed Receivables LLC

Originator:                      New Century Mortgage Corporation

Servicer:                        Wells Fargo Bank, National Association

Loan Performance Advisor:        MortgageRamp, Inc., a Delaware Corporation

Trustee:                         U.S. Bank, National Association

Securities Administrator:        Wells Fargo Bank, National Association

Sole Manager:                    Barclays Capital Inc.

Pool Insurer:                    Radian Guaranty Inc. ("Radian") will issue a
                                 mortgage pool insurance policy (the "Pool
                                 Policy"). The Pool Policy will cover losses on the mortgage loans to the extent that such losses exceed 3.25% of the aggregate principal balance of the mortgage loans as of the Cut-off
                                 Date up to a limit of 7.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. Radian is rated "AA" by S&P and "Aa3" by Moody's.

Rating Agencies:                 S&P/Moody's

Offered Certificates:            The Class A-1, A-2, A-3, M-1, M-2, M-3, B-1,
                                 B-2 and B-3 certificates.

LIBOR Certificates:              The Offered Certificates.

Expected Closing Date:           May 3, 2006

Delivery:                        DTC, Euroclear and Clearstream.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in May 2006.

Final Distribution Date:         The Distribution Date occurring in March 2036.




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               With respect to any Distribution Date, the
                                 period commencing on the 16th day of the month preceding the month in which such Distribution
                                 Date occurs (or in the case of the first
                                 Distribution Date, commencing on the Cut-off
                                 Date), and ending on the 15th day of the month in which such Distribution Date occurs.

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the immediately preceding
                                 Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                                 Distribution Date.

Accrued Interest:                The price to be paid by investors for the
                                 Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:              Actual/360

Interest Payment Delay:          Zero days

Cut-off Date:                    April 1, 2006

Tax Status:                      The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:               The Class M-2, Class M-3 and Class B
                                 Certificates are not expected to constitute
                                 "mortgage related securities" for purposes of SMMEA.

Class A Certificates:            Collectively, the Class A-1, Class A-2 and
                                 Class A-3 certificates.

Class M Certificates:            Collectively, the Class M-1, Class M-2 and
                                 Class M-3 certificates.

Class B Certificates:            Collectively, the Class B-1, Class B-2 and
                                 Class B-3 certificates.




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Mortgage Loans:                  The mortgage loans to be included in the trust
                                 will be primarily adjustable- and fixed- rate sub-prime mortgage loans secured by first-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from New Century Mortgage Corporation. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately
                                 $806,374,743. Approximately 77.45% of the
                                 mortgage loans are adjustable-rate mortgage loans and approximately 22.55% are fixed-rate mortgage loans. All of the mortgage loans as of the Cut-Off Date are covered under the Pool
                                 Policy provided by Radian. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 0.07% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Monthly Servicer Advances:       The Servicer will be obligated to advance its
                                 own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                The Expense Fee Rate with respect to each
                                 mortgage loan will be a per annum rate equal to the sum of the servicing fee rate, the securities administrator fee and the loan performance advisor fee.

Servicing Fee Rate:              The servicing fee rate with respect to each
                                 mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:        Fixed Rate Mortgage Loans: CPR starting at
                                 approximately 1.533% CPR in month 1 and
                                 increasing to 23% CPR in month 15 (23%/15
                                 increase for each month), and remaining at 23%
                                 CPR thereafter.

                                 ARM Mortgage Loans: 25% CPR.

Credit Enhancement:              The credit enhancement provided for the benefit
                                 of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
                                 (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement               For any Distribution Date, the percentage
Percentage:                      obtained by dividing (x) the sum of (i) the
                                 aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the
                                 Subordinated Amount (in each case after taking into account the distributions of the related
                                 Principal Distribution Amount for that
                                 Distribution Date) by (y) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Stepdown Date:                   The later to occur of:

                                    (i)    the earlier to occur of:

                                           (a) the Distribution Date in May 2009
                                               and

                                           (b) the Distribution Date following
                                               the Distribution Date on which
                                               the aggregate Class Certificate
                                               Balances of the Class A
                                               Certificates have been reduced to
                                               zero; and

                                    (ii)   the first Distribution Date on which
                                           the Senior Enhancement Percentage
                                           (calculated for this purpose only
                                           after taking into account payments of
                                           principal applied to reduce the
                                           Stated Principal Balance of the
                                           mortgage loans for that Distribution
                                           Date but prior to any applications of
                                           Principal Distribution Amount to the
                                           certificates) is greater than or
                                           equal to the Specified Senior
                                           Enhancement Percentage (approximately
                                           28.80%).

Trigger Event:                   Either a Cumulative Loss Trigger Event or a
                                 Delinquency Trigger Event.

Delinquency Trigger Event:       With respect to any Distribution Date, the
                                 circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 42.00% of the prior period's
                                 Senior Enhancement Percentage.

Cumulative Loss Trigger Event:   With respect to any Distribution Date, the
                                 circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal
                                 Balance of the mortgage loans as of the Cut-off
                                 Date exceeds the applicable percentages
                                 (described below) with respect to such
                                 Distribution Date.

                                 Distribution Date Occurring in     Loss Percentage
                                 ------------------------------     ---------------
                                 May 2008 through April 2009        1.200% for the first month, plus an additional
                                                                    1/12th of 1.500% for each month thereafter
                                                                    (e.g., 1.950% in November 2008)

                                 May 2009 through April 2010        2.700% for the first month, plus an additional
                                                                    1/12th of 1.550% for each month thereafter
                                                                    (e.g., 3.475% in November 2009)

                                 May 2010 through April 2011        4.250% for the first month, plus an additional
                                                                    1/12th of 1.250% for each month thereafter
                                                                    (e.g., 4.875% in November 2010)

                                 May 2011 through April 2012        5.500% for the first month, plus an additional
                                                                    1/12th of 0.250% for each month thereafter
                                                                    (e.g., 5.625% in November 2011)

                                 May 2012 and thereafter            5.750%




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Optional Clean-up Call:          The majority Class X certificateholders may, at
                                 their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated
                                 Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate
                                 Stated Principal Balance of the mortgage loans as of the Cut-off Date. In addition, to the extent that the majority Class X certificateholders have not exercised such option, the NIM Insurer, if any, may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated
                                 Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 5% of the aggregate
                                 Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap Provider:                   Barclays Bank PLC, as Swap Provider, is a
                                 public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Swap Agreement:                  On the Closing Date, the Securities
                                 Administrator will enter into a Swap Agreement with an initial notional amount of approximately $7,794,910. Under the Swap
                                 Agreement, the Trust will be obligated to pay an amount equal to 5.33% per annum on the product of the notional amount and the index rate multiplier as set forth in the Swap
                                 Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the product of the notional amount and the index rate multiplier as set forth in the Swap Agreement from the Swap
                                 Provider, until the Swap Agreement is
                                 terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment"). See the attached schedule.

                                 Generally, the Net Swap Payment will be
                                 deposited into a swap account (the "Swap
                                 Account") by the swap administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                 Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment ") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Credit Enhancement                 Initial Credit            Target Credit
Percentage:                          Enhancement              Enhancement
                                 -------------------       ------------------
                                 Class A:     14.40%       Class A:    28.80%
                                 Class M-1:    8.20%       Class M-1:  16.40%
                                 Class M-2:    3.55%       Class M-2:   7.10%
                                 Class M-3:    2.25%       Class M-3:   4.50%
                                 Class B-1:    1.55%       Class B-1:   3.10%
                                 Class B-2:    1.00%       Class B-2:   2.00%
                                 Class B-3:    0.50%       Class B-3:   1.00%


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Step-up Coupons:                 For all LIBOR Certificates the interest rate
                                 will increase after the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:     The Class A-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class A-2 Pass-Through Rate:     The Class A-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class A-3 Pass-Through Rate:     The Class A-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of: (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class M-1 Pass-Through Rate:     The Class M-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class M-2 Pass-Through Rate:     The Class M-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of: (i) one-month LIBOR plus [ ] bps ([ ] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the Net
                                 WAC Rate Cap.

Class M-3 Pass-Through Rate:     The Class M-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class B-1 Pass-Through Rate:     The Class B-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.

Class B-2 Pass-Through Rate:     The Class B-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                           after the first Distribution Date on
                                           which the Optional Clean-up Call is
                                           exercisable) and

                                    (ii)   the Net WAC Rate Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-3 Pass-Through Rate:     The Class B-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                     (i)    one-month LIBOR plus [ ] bps ([ ]
                                            bps after the first Distribution
                                            Date on which the Optional Clean-up
                                            Call is exercisable) and

                                     (ii)   the Net WAC Rate Cap.

Net WAC Rate Cap:                Product of:

                                     (i)    (a) the weighted average of the
                                            mortgage rates for the Mortgage
                                            Loans (less the applicable Expense
                                            Fee Rate) then in effect on the
                                            beginning of the related Due Period,
                                            minus (b) the product of (x) the Net
                                            Swap Payment plus any Swap
                                            Termination Payment (other than a
                                            Defaulted Swap Termination Payment)
                                            made to the Swap Provider, if any,
                                            expressed as a percentage, equal to
                                            a fraction, the numerator of which
                                            is equal to the Net Swap Payment
                                            plus any Swap Termination Payment
                                            (other than a Defaulted Swap
                                            Termination Payment) made to the
                                            Swap Provider and the denominator of
                                            which is equal to the aggregate
                                            principal balance of the Mortgage
                                            Loans (the "Net Swap Payment Rate")
                                            and (y) 12.

                                     (ii)   a fraction, the numerator of which
                                            is 30 and the denominator of which
                                            is the actual number of days in the
                                            related Interest Accrual Period.

Basis Risk Carry Forward         On any Distribution Date and for any class of
Amount:                          LIBOR Certificates is the sum of:

                                 (x) the excess of:

                                     (i)    the amount of interest that class of
                                            certificates would have been
                                            entitled to receive on that
                                            Distribution Date had the
                                            Pass-Through Rate not been subject
                                            to the Net WAC Rate Cap, as
                                            applicable, over

                                     (ii)   the amount of interest that class of
                                            certificates are entitled to receive
                                            on that Distribution Date based on
                                            the Net WAC Rate Cap, as applicable,
                                            and

                                 (y) the unpaid portion of any such excess
                                     described in clause (x) from prior
                                     Distribution Dates (and related accrued
                                     interest at the then applicable
                                     Pass-Through Rate on that class of
                                     certificates, without giving effect to the Net WAC Rate Cap, as applicable).

Interest Distributions on        On each Distribution Date, distributions from
the LIBOR Certificates:          available funds will be allocated as follows:

                                     (i)    to the Swap Account net swap
                                            payments and certain swap
                                            termination payments owed to the
                                            Swap Provider, if any;

                                     (ii)   from the Interest Remittance Amount
                                            according to the related Accrued
                                            Certificate Interest and any unpaid
                                            interest shortfall amounts for such
                                            class, as applicable, pro rata to
                                            the Class A Certificates;

                                     (iii)  from any remaining Interest
                                            Remittance Amounts to the Class M-1
                                            certificates, their Accrued
                                            Certificate Interest;

                                     (iv)   from any remaining Interest
                                            Remittance Amounts to the Class M-2
                                            certificates, their Accrued
                                            Certificate Interest;

                                     (v)    from any remaining Interest
                                            Remittance Amounts to the Class M-3
                                            certificates, their Accrued
                                            Certificate Interest;

                                     (vi)   from any remaining Interest
                                            Remittance Amounts to the Class B-1
                                            certificates, their Accrued
                                            Certificate Interest;

                                     (vii)  from any remaining Interest
                                            Remittance Amounts to the Class B-2
                                            certificates, their Accrued
                                            Certificate Interest; and

                                     (viii) from any remaining Interest
                                            Remittance Amounts to the Class B-3
                                            certificates, their Accrued
                                            Certificate Interest.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Distribution on the    On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates, allocated between the Class A
                                        Certificates as described below, until
                                        their Class Certificate Balances have
                                        been reduced to zero;

                                 (ii)   to the Class M-1 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iii)  to the Class M-2 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iv)   to the Class M-3 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (v)    to the Class B-1 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vi)   to the Class B-2 certificates, until
                                        their Class Certificate Balance has been reduced to zero; and

                                 (vii)  to the Class B-3 certificates, until
                                        their Class Certificate Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                 (ii)   to the Class M-1 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-1
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iii)  to the Class M-2 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-2
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iv)   to the Class M-3 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-3
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (v)    to the Class B-1 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vi)   to the Class B-2 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero; and

                                 (vii)  to the Class B-3 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Principal          Except as described below, any principal
Payments to Class A              distributions allocated to the Class A
Certificates:                    Certificates are required to be distributed
                                 sequentially first, to the Class A-1
                                 certificates, second, to the Class A-2
                                 certificates, and third, to the Class A-3 certificates, in each case, until their Class
                                 Certificate Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata among the Class A-1, Class A-2 and Class A-3 certificates.

Cap Provider:                    Barclays Bank PLC, as Cap Provider, is a public
                                 limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by
                                 S&P and Aa1 by Moody's.

Interest Rate Cap Agreements:    The LIBOR Certificates (other than the Class A
                                 Certificates) will have the benefit of two
                                 Interest Rate Cap Agreements provided by the
                                 Cap Provider. All obligations of the trust under the Interest Rate Cap Agreements will be paid on or prior to the Closing Date.

Class M Interest Rate Cap        The Class M Certificates will have the benefit
Agreement:                       of an interest rate cap agreement (the "Class M
                                 Interest Rate Cap Agreement"), with an initial notional amount of $9,797,500 provided by the Cap Provider. In connection with the first 39
                                 Distribution Dates, the Cap Provider will be obligated under the Class M Interest Rate Cap
                                 Agreement to pay to the Securities
                                 Administrator, for deposit into the Excess
                                 Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 10.17% over a specified cap strike rate (ranging from 6.66% to 10.17%), and (b) the product of the Class M notional balance and the index rate multiplier set forth in the attached Interest Rate Cap
                                 Schedule for that Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class M Interest Rate Cap
                                 Agreement will terminate following the
                                 Distribution Date in July 2009.

Class B Interest Rate Cap        The Class B Certificates will have the benefit
Agreement:                       of an interest rate cap agreement (the "Class B
                                 Interest Rate Cap Agreement"), with an initial notional amount of $1,411,100 provided by the Cap Provider. In connection with the first 39
                                 Distribution Dates, the Cap Provider will be obligated under the Class B Interest Rate Cap
                                 Agreement to pay to the Securities
                                 Administrator, for deposit into the Excess
                                 Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of 9.45%, over a specified cap strike rate (ranging from 5.94% to 9.45%), and (b) the product of the Class B notional balance and the index rate multiplier set forth in the attached Interest Rate Cap
                                 Schedule for that Distribution Date, based on an "actual/360" basis. The Cap Provider's obligations under the Class B Interest Rate Cap
                                 Agreement will terminate following the
                                 Distribution Date in July 2009.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cash Flow:                Excess Cash Flow shall be paid as follows:

                                 (a) to the holders of the Class M-1
                                     certificates, any Unpaid Interest Amount;

                                 (b) to the holders of the Class M-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (c) to the holders of the Class M-2
                                     certificates, any Unpaid Interest Amount;

                                 (d) to the holders of the Class M-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (e) to the holders of the Class M-3
                                     certificates, any Unpaid Interest Amount;

                                 (f) to the holders of the Class M-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (g) to the holders of the Class B-1
                                     certificates, any Unpaid Interest Amount;

                                 (h) to the holders of the Class B-1
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (i) to the holders of the Class B-2
                                     certificates, any Unpaid Interest Amount;

                                 (j) to the holders of the Class B-2
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (k) to the holders of the Class B-3
                                     certificates, any Unpaid Interest Amount;

                                 (l) to the holders of the Class B-3
                                     certificates, any Unpaid Realized Loss
                                     Amount;

                                 (m) to the Excess Reserve Fund Account, the
                                     amount of any Basis Risk Payment for that Distribution Date;

                                 (n) (i) from any Class M Interest Rate Cap
                                     Agreement payment on deposit in the Excess
                                     Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class M Certificates for that Distribution Date, allocated (a) first, among the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class M Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts, and (ii) from any Class B Interest Rate Cap Agreement payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class B Certificates for that Distribution Date, allocated (a) first, among the Class B-1, Class B-2 and Class B-3 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class B Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class B-1, Class B-2 and Class B-3 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Allocation of Net Monthly        (o) from funds on deposit in the Excess Reserve
Excess Cash Flow (cont'd):           Fund Account (not including any Interest
                                     Rate Cap Agreement payment included in that account) with respect to that Distribution
                                     Date, an amount equal to any unpaid Basis
                                     Risk Carry Forward Amount with respect to the LIBOR Certificates for that
                                     Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid
                                     (a) first, pro rata, based upon their
                                     respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry
                                     Forward Amount and (b) second, pro rata
                                     based on any outstanding Basis Risk Carry
                                     Forward Amount remaining unpaid;

                                 (p) to the Class X certificates, those amounts
                                     as described in the pooling and servicing agreement;

                                 (q) to the holders of the Class R certificates,
                                     any remaining amount;

                                 (r) to the extent not paid from available
                                     funds, from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                                 (s) to the extent not paid from available
                                     funds, from the Swap Account, to pay the Basis Risk Carry Forward Amount on the Class A, Class M Certificates and Class B Certificates remaining unpaid in the same order of priority as described in (o) above;

                                 (t) to the extent not paid from available
                                     funds, from the Swap Account, to pay any principal on the Class A Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to maintain the applicable Specified Subordinated Amount;

                                 (u) to the extent not paid from available
                                     funds, from the Swap Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                                 (v) to the extent not paid from available
                                     funds, from the Swap Account, any remaining amounts to be distributed to the Class X as described in the pooling and servicing agreement.

Interest Remittance Amount:      With respect to any Distribution Date that
                                 portion of available funds attributable to interest relating to the mortgage loans.

Accrued Certificate Interest:    For each class of LIBOR Certificates on any
                                 Distribution Date, the amount of interest accrued during the related Interest Accrual
                                 Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.

Principal Distribution Amount:   For each Distribution Date will equal the sum
                                 of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra
                                 Principal Distribution Amount for that
                                 Distribution Date.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Basic Principal Distribution     With respect to any Distribution Date, the
Amount:                          excess of (i) the aggregate Principal
                                 Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:    Available Funds remaining after the amount
                                 necessary to make all payments of interest and principal to the LIBOR certificates.

Extra Principal Distribution     As of any Distribution Date, the lesser of (x)
Amount:                          the Total Monthly Excess Spread for that
                                 Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.

Total Monthly Excess Spread:     As to any Distribution Date equals the excess,
                                 if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer
                                 Remittance Date, net of the servicing fee, the securities administrator fee and the loan performance advisor fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap Payment to the Swap Provider.

Subordinated Amount:             With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                                 Date) over (b) the aggregate Class Certificate
                                 Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated           With respect to any Distribution Date, an
Amount:                          amount equal to 0.50% of the aggregate Stated
                                 Principal Balance of the mortgage loans as of the Cut-off Date. When the Class Certificate
                                 Balance of each class of LIBOR Certificates has been reduced to zero, the Specified
                                 Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:      With respect to any Distribution Date, the
                                 excess, if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:        With respect to any Distribution Date, the
                                 excess, if any, of (a) the Specified
                                 Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.





--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Principal Remittance Amount:     With respect to any Distribution Date, to the
                                 extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due
                                 Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                                 Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period;
                                 (iii) all net liquidation proceeds,
                                 condemnation proceeds, insurance proceeds
                                 (including amounts paid by the Pool Policy) and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution
                                 Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date;
                                 and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up
                                 Call (to the extent they relate to principal).

Class A Principal                For any Distribution Date is the excess of (a)
Distribution Amount:             the aggregate Class Certificate Balance of the
                                 Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 71.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,031,874.

Class M-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 83.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.

Class M-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 92.90% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class M-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 95.50% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.

Class B-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 96.90% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.

Class B-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date), and (f) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 98.00% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------

Class B-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 B-2 certificates (after taking into account distribution of the Class B-2 Principal
                                 Distribution Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 99.00% of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over $4,031,874.



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------

                           Interest Rate Cap Schedules

                                    Class M Cap Notional Balance                          Class B Cap Notional Balance
                        ---------------------------------------------------   ---------------------------------------------------
                                                                 Index Rate                                            Index Rate
    Distribution Date   Balance ($)   Strike (%)   Ceiling (%)   Multiplier   Balance ($)   Strike (%)   Ceiling (%)   Multiplier
    -----------------   -----------   ----------   -----------   ----------   -----------   ----------   -----------   ----------
1            May 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
2           June 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
3           July 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
4         August 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
5      September 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
6        October 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
7       November 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
8       December 2006     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
9        January 2007     9,797,500       10.170        10.170        10.00     1,411,100        5.942         9.450       10.00
10      February 2007     9,797,500       10.170        10.170        10.00     1,411,100        5.942         9.450       10.00
11         March 2007     9,797,500       10.170        10.170        10.00     1,411,100        6.691         9.450       10.00
12         April 2007     9,797,500        6.662        10.170        10.00     1,411,100        5.942         9.450       10.00
13           May 2007     9,797,500        6.895        10.170        10.00     1,411,100        6.175         9.450       10.00
14          June 2007     9,797,500        6.661        10.170        10.00     1,411,100        5.941         9.450       10.00
15          July 2007     9,797,500        6.894        10.170        10.00     1,411,100        6.174         9.450       10.00
16        August 2007     9,797,500        6.661        10.170        10.00     1,411,100        5.941         9.450       10.00
17     September 2007     9,797,500        6.661        10.170        10.00     1,411,100        5.941         9.450       10.00
18       October 2007     9,797,500        6.894        10.170        10.00     1,411,100        6.174         9.450       10.00
19      November 2007     9,797,500        6.661        10.170        10.00     1,411,100        5.941         9.450       10.00
20      December 2007     9,797,500        6.894        10.170        10.00     1,411,100        6.174         9.450       10.00
21       January 2008     9,797,500        6.663        10.170        10.00     1,411,100        5.943         9.450       10.00
22      February 2008     9,797,500        7.653        10.170        10.00     1,411,100        6.933         9.450       10.00
23         March 2008     9,797,500        8.203        10.170        10.00     1,411,100        7.483         9.450       10.00
24         April 2008     9,797,500        7.652        10.170        10.00     1,411,100        6.932         9.450       10.00
25           May 2008     9,797,500        7.918        10.170        10.00     1,411,100        7.198         9.450       10.00
26          June 2008     9,797,500        7.651        10.170        10.00     1,411,100        6.931         9.450       10.00
27          July 2008     9,797,500        7.919        10.170        10.00     1,411,100        7.199         9.450       10.00
28        August 2008     9,797,500        8.640        10.170        10.00     1,411,100        7.920         9.450       10.00
29     September 2008     9,797,500        8.639        10.170        10.00     1,411,100        7.919         9.450       10.00
30       October 2008     9,797,500        8.968        10.170        10.00     1,411,100        8.248         9.450       10.00
31      November 2008     9,797,500        8.669        10.170        10.00     1,411,100        7.949         9.450       10.00
32      December 2008     9,797,500        8.985        10.170        10.00     1,411,100        8.265         9.450       10.00
33       January 2009     9,797,500        8.734        10.170        10.00     1,411,100        8.014         9.450       10.00
34      February 2009     9,797,500        9.723        10.170        10.00     1,411,100        9.003         9.450       10.00
35         March 2009     9,797,500       10.170        10.170        10.00     1,411,100        9.450         9.450       10.00
36         April 2009     9,797,500        9.750        10.170        10.00     1,411,100        9.030         9.450       10.00
37           May 2009     9,797,500       10.087        10.170        10.00     1,411,100        9.367         9.450       10.00
38          June 2009     9,271,090        9.766        10.170        10.00     1,120,670        9.046         9.450       10.00
39          July 2009     8,509,283       10.154        10.170        10.00     1,084,774        9.434         9.450       10.00
40        August 2009             -            -             -            -             -            -             -           -

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     April 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC1
--------------------------------------------------------------------------------



                             Swap Notional Schedule

                                                                           Index Rate
Period   Accrual Start Date   Pay Date     Swap Notional Schedule   Rate   Multiplier
------   ------------------   ----------   ----------------------   ----   ----------
     1   5/3/2006             5/25/2006              7,794,910.00   5.33          100
     2   5/25/2006            6/25/2006              7,539,351.47   5.33          100
     3   6/25/2006            7/25/2006              7,289,303.35   5.33          100
     4   7/25/2006            8/25/2006              7,044,473.52   5.33          100
     5   8/25/2006            9/25/2006              6,804,605.54   5.33          100
     6   9/25/2006            10/25/2006             6,569,478.17   5.33          100
     7   10/25/2006           11/25/2006             6,338,904.86   5.33          100
     8   11/25/2006           12/25/2006             6,112,732.88   5.33          100
     9   12/25/2006           1/25/2007              5,890,842.39   5.33          100
    10   1/25/2007            2/25/2007              5,673,151.36   5.33          100
    11   2/25/2007            3/25/2007              5,459,620.86   5.33          100
    12   3/25/2007            4/25/2007              5,252,698.76   5.33          100
    13   4/25/2007            5/25/2007              5,053,317.27   5.33          100
    14   5/25/2007            6/25/2007              4,861,496.85   5.33          100
    15   6/25/2007            7/25/2007              4,676,950.88   5.33          100
    16   7/25/2007            8/25/2007              4,499,403.61   5.33          100
    17   8/25/2007            9/25/2007              4,328,589.74   5.33          100
    18   9/25/2007            10/25/2007             4,164,254.03   5.33          100
    19   10/25/2007           11/25/2007             4,006,150.93   5.33          100
    20   11/25/2007           12/25/2007             3,854,044.15   5.33          100
    21   12/25/2007           1/25/2008              3,707,706.41   5.33          100
    22   1/25/2008            2/25/2008              3,566,923.53   5.33          100
    23   2/25/2008            3/25/2008              3,431,758.23   5.33          100
    24   3/25/2008            4/25/2008              3,301,709.70   5.33          100
    25   4/25/2008            5/25/2008              3,176,584.33   5.33          100
    26   5/25/2008            6/25/2008              3,056,195.84   5.33          100
    27   6/25/2008            7/25/2008              2,940,364.98   5.33          100
    28   7/25/2008            8/25/2008              2,828,921.90   5.33          100
    29   8/25/2008            9/25/2008              2,721,861.02   5.33          100
    30   9/25/2008            10/25/2008             2,618,847.75   5.33          100
    31   10/25/2008           11/25/2008             2,519,741.70   5.33          100
    32   11/25/2008           12/25/2008             2,424,382.55   5.33          100
    33   12/25/2008           1/25/2009              2,332,628.33   5.33          100
    34   1/25/2009            2/25/2009              2,244,349.71   5.33          100
    35   2/25/2009            3/25/2009              2,159,442.17   5.33          100
    36   3/25/2009            4/25/2009              2,077,743.24   5.33          100
    37   4/25/2009            5/25/2009              1,999,139.79   5.33          100
    38   5/25/2009            6/25/2009              1,923,506.77   5.33          100
    39   6/25/2009            7/25/2009              1,850,731.76   5.33          100
    40   7/25/2009            8/25/2009              1,780,710.50   5.33          100
    41   8/25/2009            9/25/2009              1,713,337.45   5.33          100
    42   9/25/2009            10/25/2009             1,648,510.25   5.33          100
    43   10/25/2009           11/25/2009             1,586,136.54   5.33          100
    44   11/25/2009           12/25/2009             1,526,119.86   5.33          100
    45   12/25/2009           1/25/2010              1,468,371.07   5.33          100
    46   1/25/2010            2/25/2010              1,412,806.01   5.33          100
    47   2/25/2010            3/25/2010              1,359,341.51   5.33          100
    48   3/25/2010            4/25/2010              1,307,897.38   5.33          100
    49   4/25/2010            5/25/2010              1,258,397.33   5.33          100
    50   5/25/2010            6/25/2010              1,210,767.95   5.33          100
    51   6/25/2010            7/25/2010              1,164,938.60   5.33          100
    52   7/25/2010            8/25/2010              1,120,841.40   5.33          100
    53   8/25/2010            9/25/2010              1,078,410.83   5.33          100
    54   9/25/2010            10/25/2010             1,037,583.95   5.33          100
    55   10/25/2010           11/25/2010               998,300.19   5.33          100
    56   11/25/2010           12/25/2010               960,500.95   5.33          100
    57   12/25/2010           1/25/2011                         -      -            -

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The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively,
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required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.


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